Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

COEUR MINING, INC.

Offer to Exchange

$150,000,000

New 7.875% Senior Notes due 2021, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding

7.875% Senior Notes due 2021 issued March 12, 2014

Pursuant to the Prospectus, dated                     , 2014

Registered holders of outstanding 7.875% Senior Notes due 2021 (CUSIP Nos. 192108 AZ1 and U192108 AF7) (the “Outstanding Notes”) who wish to tender their Outstanding Notes for a like principal amount of new 7.875% Senior Notes due 2021 (CUSIP No. 192108 AY4) (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), who cannot deliver their Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon (the “Exchange Agent”) or who cannot complete the procedures for book-entry transfer on a timely basis prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Exchange Offer Procedures” in the Prospectus dated                     , 2014 (the “Prospectus”) of Coeur Mining, Inc. (the “Issuer”). Capitalized terms not defined herein are defined in the Prospectus.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon

c/o The Bank of New York Mellon Corporation

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attention: [                                ]

By Facsimile Transmission (for Eligible Institutions Only):

(732) 667-9408

Confirm by Telephone:

[                                 ]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR

TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE,

WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2014, unless extended by the Issuer. With respect to the Exchange Offer, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

Principal Amount of Outstanding Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Provide the account number for delivery of Outstanding Notes by book-entry transfer to The Depository Trust Company.

Account Number

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN HERE

Signature(s) of Owner	Date

Area Code and Telephone Number

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on a security position listing of the Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity

Address(es)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, by 5:00 p.m., New York City time, on the third (3rd) business day after the date of execution and delivery of this Notice of Guaranteed Delivery (which execution and delivery must occur no later than the expiration date).

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

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